Exhibit 16.0

December 4, 2007

Securities and Exchange Commission
Washington, DC 20549

Commissioners:

We have read the statements made by Charys Holding Company, Inc. included under Item 4.01 of its Form 8-K to be filed December 4, 2007, and we agree with the statements concerning our Firm.

Sincerely,

/s/ Miller Ray Houser & Stewart LLP